                                 SYNC RESEARCH, INC.
                                 AMENDED AND RESTATED
                                   1991 STOCK PLAN
                               Revised: APRIL 10, 1996


    1. PURPOSES OF THE PLAN. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

    2.   DEFINITIONS.  As used herein, the following definitions shall apply:

         (a) "ADMINISTRATOR" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

         (b)  "BOARD" means the Board of Directors of the Company.

         (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

         (e)  "COMMON STOCK" means the Common Stock of the Company.

         (f)  "COMPANY" means Sync Research, Inc., a Delaware corporation.

         (g) "CONSULTANT" means any person and any affiliate thereof, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, provided however, that the term Consultant shall not include Directors who are not compensated for their services or are paid only a director's fee by the Company.

         (h) "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.


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         (i)  "DIRECTOR" means a member of the Board.

         (j) "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company to a Director shall not be sufficient to constitute "employment" of the Director by the Company.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (l) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such exchange or system for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock or;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

         (n) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

         (o) "NAMED EXECUTIVE" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

         (p)  "OPTION" means a stock option granted pursuant to the Plan.

         (q) "OPTIONED STOCK" means the Common Stock subject to an Option or a Stock Purchase Right.

         (r) "OPTIONEE" means an Employee or Consultant who receives an Option or Stock Purchase Right.

         (s) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (t)  "PLAN" means this 1991 Stock Plan.

         (u) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 12 below.

         (v) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 14 below.

         (w) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 12 below.

         (x) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 4,308,985 shares of Common Stock (including 2,849,309 shares issuable upon exercise of outstanding options, and 650,000 shares reserved for future option grants, as of March 15, 1995. The shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

    4.   ADMINISTRATION OF THE PLAN.

         (a)  COMPOSITION OF THE ADMINISTRATOR

              (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable California corporate and securities laws, of the Code and of any applicable stock exchange (collectively, the "Applicable Laws"), the Plan may (but need not) by administered by different administrative bodies with respect to Directors, Officers and Employees who are neither Directors nor Officers.

              (ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options to Employees or Consultants who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and

Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and to satisfy the Applicable Laws.

              (iii) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

              (iv) GENERAL. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

         (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

              (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

              (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

              (v)  to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

              (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 10(f) instead of Common Stock; and

              (viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights.

         (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options or Stock Purchase Rights.

    5.   ELIGIBILITY.

         (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Options or Stock Purchase Rights.

         (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

         (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 16 of the Plan.

    7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

    8. LIMITATION OF GRANTS TO EMPLOYEES. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to Options or Stock Purchase Rights granted to any one Employee under this Plan for any fiscal year of the Company shall be 525,000.

    9.   OPTION EXERCISE PRICE AND CONSIDERATION.

         (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option

                   (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                   (B) granted to a person who, at the time of the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant;

                   (C) granted to any person other than a Named Executive, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

    10.  EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

              An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan.

              Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) TERMINATION OF EMPLOYMENT. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within such period of time (not less than thirty (30) days) as determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (c)  DISABILITY OF OPTIONEE.  Notwithstanding the provisions of
Section 10(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (d) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (e) RULE 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         (f) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11. NON-TRANSFERABILITY OF OPTIONS. An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    12.  STOCK PURCHASE RIGHTS.

         (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer for Stock Purchase Rights granted to employees who are not Named Executive Officers and not less than 100% of the Fair Market Value of the Shares as of the date of the offer for Stock Purchase Rights granted to employees who are Named Executive Officers), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

         (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cash or cancellation of purchase money indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

         (c) OTHER PROVISIONS. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

         (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    13. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

    All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

         (a)  the election must be made on or prior to the applicable Tax Date;

         (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Stock Purchase Right as to which the election is made;

         (c) all elections shall be subject to the consent or disapproval of the Administrator;

         (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the maximum number of shares of Common Stock for which Options may be granted to any employee under Section 8 of this plan and the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         (b) CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option or Stock Purchase Right shall be assumed or an equivalent Option or Stock Purchase Right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option or Stock

Purchase Right as to some or all of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisble. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period.

    15. TIME OF GRANTING OPTIONS AND STOCK PURCHASE RIGHTS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

    16.  AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any optionee under any grant theretofore made, without his or her consent, and further that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 20 of the Plan:
              (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 14 of the Plan:

              (ii) any change in the designation of the class of persons eligible to be granted Options;

              (iii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require shareholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code; or

              (iv) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

     In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the

Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

    17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    19. AGREEMENTS. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

    20. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed and, in particular, shall be solicited substantially in accordance with
Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

    21. INFORMATION TO OPTIONEES AND PURCHASERS. The Company shall provide to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares, copies of all annual reports and other information which are provided to all shareholders of the Company.

                                 SYNC RESEARCH, INC.

                                   1991 STOCK PLAN

                             NOTICE OF STOCK OPTION GRANT

Optionee's Name and Address:

- - ---------------------------
- - ---------------------------
- - ---------------------------

    You have been granted an option to purchase Common Stock of Sync Research, Inc. (the "Company") as follows:

    Grant Number
                                         ---------------------
    Date of Grant
                                         ---------------------
    Exercise Price Per Share           $
                                         ---------------------
    Total Number of Shares Granted
                                         ---------------------
    Total Price of Shares Granted
                                         ---------------------
    Type of Option:                         Incentive Stock Option
                                     ------
                                            Nonstatutory Stock Option
                                     ------
    Term/Expiration Date:
                                         ---------------------
    Vesting Commencement Date:
                                         ---------------------
Exercise Schedule:

    Subject to the terms of the attached Stock Option Agreement, the Option shall become exercisable cumulatively, to the extent of 25% of the Shares subject to the Option on the first anniversary of the Vesting Commencement Date, and 1/48th of the Shares at the end of each month thereafter.

    Termination Period:

    The option may be exercised for a period of 60 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).

    By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1991 Stock Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:                                        SYNC RESEARCH, INC.

                                            By:
- - ------------------------------------           --------------------------------
Signature
                                            Title:
- - ------------------------------------              -----------------------------
Print Name

                                 SYNC RESEARCH, INC.

                                   1991 STOCK PLAN

                                STOCK OPTION AGREEMENT


    1. GRANT OF OPTION. Sync Research, Inc., a Delaware corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Sync Research, Inc. 1991 Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. In the event of a conflict between the terms of the Plan and the terms of this agreement (the "Agreement"), the terms of the Plan shall govern. Unless otherwise defined herein, the terms used herein shall have the same meanings defined in the Plan.

    To the extent designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, and, to the extent not so designated, this Option is intended to be a Nonstatutory Stock Option.

    2. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Sections 9 and 10 of the Plan as follows:

         (i)  RIGHT TO EXERCISE.

              (a)  This Option may not be exercised for a fraction of a share.

              (b) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitations contained in subsection 2(i)(c) and (d).

              (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

              (d) If designated an Incentive Stock Option in the Notice of Grant, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary) that vest in any calendar year have an aggregate fair market value (determined for each Share as of the Date of Grant of the Option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5 of the Plan.

         (ii) METHOD OF EXERCISE.

              (a) This Option shall be exercisable by delivering to the Company written notice of exercise (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

              (b) As a condition to the exercise of this Option, Optionee agrees to make adequate provisions for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment, or otherwise.

              (c) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

    3. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make the requisite investment representations, a copy of which is available for Optionee's review from the Company upon request.

    4. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

         (i)  cash; or

         (ii) check; or

         (iii) surrender of other Shares of Common Stock of the Company that
(A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (B) have a Fair Market Value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised; or

         (iv) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised; or

         (v) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or aggregate loan proceeds required to pay the exercise price.

    5. RESTRICTIONS ON EXERCISE. This Option may not be exercised (i) until such time as the Plan has been approved by the stockholders of the Company, or
(ii) if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

    6. TERMINATION OF RELATIONSHIP. In the event of termination of Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

    7. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's consulting relationship or Continuous Status as an Employee as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in
Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    8. DEATH OF OPTIONEE. In the event of the death of Optionee, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled with the time specified herein, the Option shall terminate.

    9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The designation of a beneficiary does not constitute a transfer.
The terms of this Option shall be binding upon the executors, administrators, heirs, and successors of the Optionee.

    10. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

    11. TAXATION UPON EXERCISE OF OPTION. Optionee understands that, upon exercising a nonstatutory Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. However, the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (i) by cash payment, or (ii) out of Optionee's current compensation, or (iii) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares which (a) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, (iv) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

    If the Optionee is subject to Section 16 of the Exchange Act (an
"Insider"), any surrender of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

         (i)  the election must be made on or prior to the applicable Tax Date;

         (ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

         (iii) all elections shall be subject to the consent or disapproval of the Administrator;

         (iv) if the Optionee is an Insider, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    12. TAX CONSEQUENCES. Optionee acknowledges that he or she has read the brief summary set forth below of certain federal tax consequences of exercise of this Option and disposition of the Shares under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX
LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         (i) EXERCISE OF ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an item of alternative minimum taxable income for federal tax purposes and may subject the Optionee here of to the alternative minimum tax in the year of exercise.

         (ii) EXERCISE OF NONSTATUTORY STOCK OPTION. If this Option does not qualify as an ISO, Optionee may incur regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         (iii) DISPOSITION OF SHARES. If this Option is an Incentive Stock Option and if Shares transferred pursuant to the Option are held for more than one year after exercise and more than two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of before the end of either of such two holding periods, then any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sales price over the Exercise Price. If this Option is a Nonstatutory Stock Option, then gain realized on the disposition of Shares will be treated as long-term or short-term capital gain depending on whether or not the disposition occurs more than one year after the exercise date.

         (iv) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after transfer of such Shares to Optionee upon exercise of the Incentive Stock Option, the Optionee shall notify the Company in writing within thirty (30) days after the date of such disposition.
Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

    13. NO ADDITIONAL EMPLOYMENT RIGHTS. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

    Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.

    14. SIGNATURE. This Agreement shall be deemed executed by the Company and Optionee upon execution by such parties of the Notice of Grant attached to this Agreement.

                                      EXHIBIT A

                                   1991 STOCK PLAN

                                   EXERCISE NOTICE


Sync Research, Inc.

- - ----------------------------
- - ----------------------------
Attention:  Chief Financial Officer

    1. EXERCISE OF OPTION. Effective as of today, ___________, 19__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of Sync Research, Inc. (the "Company") under and pursuant to the Company's 1991 Stock Plan, as amended (the "Plan") and the [ ] Incentive [ ] Nonstatutory Stock Option Agreement dated ________ (the "Option Agreement").

    2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

    3. COMPLIANCE WITH SECURITIES LAWS. Optionee understands and acknowledges that the Shares may not have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act, all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company's Common Stock may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

    4.   FEDERAL RESTRICTIONS ON TRANSFER.  Optionee understands that the
Shares may not have been registered under the 1933 Act and, in such event, cannot be resold and must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the 1933 Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the Closing, such issuance will be exempt from registration under the 1933 Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

    In the event that the Company does not qualify under Rule 701 at the time of the Closing, then securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and
(4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

    Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

    5. RIGHTS AS STOCKHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

    Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

    6.   RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

         (a) LEGENDS. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to the extent the Company determines such legends to be applicable, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         (b) STOP-TRANSFER NOTICES. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         (c) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     7. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     8. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

     9. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

    10. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

    11. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

    12. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

    13. ENTIRE AGREEMENT. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Notice of Grant/Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.


Submitted By:                                    Accepted By:

OPTIONEE:                                        SYNC RESEARCH, INC.

                                            By:
- - -------------------------------------           --------------------------------
    Signature
                                            Its:
                                                 -------------------------------

ADDRESS:                                    ADDRESS:
        -----------------------------                ---------------------------

        -----------------------------                ---------------------------


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